EXHIBIT 3.3


 NUMBER                                                          SHARES
                        HOST AMERICA CORPORATION
________  Incorporated Under the Laws of the State of Delaware  _________
              80,000,000 Authorized Shares $0.001 Par Value

                                                      CUSIP 44106W 100
                                                        SEE REVERSE
                                                  FOR CERTAIN DEFINITIONS



     THIS CERTIFIES THAT


     Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.001 PAR VALUE COMMON STOCK OF

                        HOST AMERICA CORPORATION

     transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

     Dated: May ___, 1998

     /s/ ANNE L. RAMSEY      CORPORATE SEAL        /s/ GEOFFREY RAMSEY
     Anne L. Ramsey, Secretary                 Geoffrey Ramsey, President

COUNTERSIGNED AND REGISTERED:

American Securities Transfer & Trust, Inc.
P.O. Box 1898
Denver, Colorado 80201
By:_____________________________________
   Transfer Agent & Registrar
   Authorized signature